UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington. D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 9, 2014
Date of Report (Date of earliest event reported)

MINDESTA INC.
(Exact name of registrant as specified in its charter)

Delaware	11-3763974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

429 Kent Street unit 112, Ottawa, Ontario, Canada K2P 2B4.
(Address of Principal Executive Offices (Zip Code)

Suite 201, 290 Picton Avenue, Ottawa, Ontario, Canada K1Z 8P8
( Former Address of Principal Executive Offices) (Zip Code)

(613) 241-9959
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to the implementation of the Company’s business plan,.; our ability to obtain additional capital in the future to fund our planned expansion; the demand and growth of oral delivery systems for a variety of drugs and general economic factors.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 9, 2014 (the “Closing Date”), Mindesta, Inc. ( “Mindesta”, “we”, “our” or the “Company”) entered into a Share Exchange Agreement (the “ Exchange Agreement”) with CTT Pharmaceuticals, Inc., f/k/a Fenwafe Inc., an entity organized under the Canadian Corporations Business Act in March 2007 (“CTT” or “CTT Pharma”), and the shareholders of CTT Pharma whereby Mindesta acquired all of the issued and outstanding shares of common stock of CTT Pharma in consideration for the issuance of 149,183,285 shares of Mindesta common stock of which CTT Pharma instructed Mindesta to issue 8,444,337 to Capital Financial. (The shares of common stock issued to Capital Financial was an obligation incurred by CTT Pharma.)

The 140,738,948 restricted shares of Mindesta common stock issued to former CTT Pharma stockholders and the 8,444,337 shares of Mindesta restricted shares issued at closing represent approximately 80% of the then issued and outstanding common stock of Mindesta.

As a result of the transactions effected by the Exchange Agreement, at closing CTT Pharma became a wholly owned subsidiary of Mindesta and Mindesta has abandoned all of its previous business operations with the business of CTT Pharma now being Mindesta’s sole business. CTT Pharma is a development stage company with limited operations to date focused on developing an oral delivery system of medication contained on a disposable film.

The Exchange Agreement also provided for, among other things, (i) the appointment and resignation certain directors and executive officers at closing, which disclosure is found below under “Item 5.01” of this current report. Further, we intend to amend the Company’s certificate of incorporation to change the Company’s name to CTT Pharmaceuticals, Inc.

FORM 10 DISCLOSURE

Immediately prior to the transaction described above, we were deemed a shell company, as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”). Item 2.01(f) of Form 8-K provides that under these circumstances, a registrant must include with its disclosure the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act. Accordingly, we are providing below the information that would normally be included with a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of CTT Pharna by Mindesta, except that information regarding periods prior to the date of the acquisition only relates to the pre-exchange corporation unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Corporate History and Background

BACKGROUND:

Mindesta Inc. (“Mindesta” or "the Company"), a Delaware Corporation, was incorporated on November 6, 1996 under the name Winchester Mining Corp. The name of the Company was changed to PNW Capital, Inc. on May 16, 2000. In 2002, PNW Capital, Inc. acquired Industrial Minerals Incorporated, a private Nevada Corporation, and changed its name to Industrial Minerals, Inc.

Effective July 26, 2011, the Company adopted the new name of “Mindesta Inc.”. In conjunction with this action, the Company consolidated its stock on a 20:1 basis.

Until the acquisition of CTT Pharma, the Company was an exploration stage mining company. Prior to 2012, the Company’s sole asset and primary focus was its investment in Northern Graphite Corporation (“Northern”).

On December 12, 2011, the Board of Directors declared a pro rata dividend-in-kind, payable January 25, 2012 to shareholders of record as at January 5, 2012, whereby most of the shares of Northern owned by the Company would be distributed to Mindesta shareholders. At the close of trading on January 25, 2012, Mindesta completed this distribution to Company shareholders of a majority of the shares of Northern common stock owned by the Company. The Distribution of 9,413,581 shares of Northern owned by the Company (approximately 25% of the Northern common shares outstanding) was made to Company shareholders on the basis of one share of Northern for each share of the Company. The U.S. Financial Industry Regulatory Authority (“FINRA”) established January 26, 2012 as the ex-dividend date (the “Ex-Dividend Date”) for this distribution.

During 2012 and 2013 we carried out further mineral exploration in east Africa without success.

In May, 2014 the Company completed a non brokered private placement consisting of the sale of 15,783,332 units at a price of US$0.015 per unit for total proceeds of US$236,750. Each unit consists of one common share and one half of a share purchase warrant. Each whole warrant entitles the holder to purchase one common share at a price of $0.0175 until December 31, 2016.

In May, 2014, Mindesta has reached agreement with Nubian Gold Corporation (“Nubian”) to convert the US$100,000 that is owed to Nubian by the Company, and in turn by Nubian to its major shareholder Gregory Bowes, into 10,000,000 common shares of the Company at a price of $0.01 per share. Mr. Bowes and related companies have also agreed to restructure the balance of funds owing to them by the Company being approximately $142,000. Approximately $22,000 in interest will be forgiven, $50,000 will be repayable immediately and the balance will be repayable in one year. Mr. Bowes is also director and officer of Mindesta.

On the Closing Date we acquired all of the issued and outstanding shares of common stock of CTT Pharma in exchange for the issuance of 149,183,285 shares of our common stock of which 8,444,337 shares were issued to Capital Financial (the “Finder Fee Shares”).

The Finder Fee Shares were issued to Capital Financial in connection with a Finder’s Fee Agreement between CTT Pharma and Capital Financial. But for the Finder’s Fee Agreement, the Finder Fee Shares would have been issued to the CTT Phama shareholders.

As a result of the foregoing transactions, there are 184,368,022 shares of our common stock issued and outstanding.

CTT PHARMA

CTT Pharma specializes in drug delivery systems technology within the pharmaceutical industry. CTT Pharma’s focus is fast dissolving drug delivery systems. The company’s revolutionary technology platform includes the development of advanced oral delivery thin wafers infused with both natural and/or synthetic cannabis extracts (THC, annabinoids, Terpenes) to deliver treatment as an alternate to smoking and ingestion.

CTT Pharma is a developmental stage company which has had limited operations to date. Its principal asset is a patented orally administered wafer (the “Wafer”).

On November 9, 2010 Pankaj Modi was issued Canadian Patent CA 2624110 C and subsequently on January 7, 2014, Pankaj Modi, our Chief Executive Officer (CEO) , was issued US Patent Number 8,823,401 B2 in connection with the wafer formulation. On August 29, 2013 these was subsequently assigned to CTT Pharmaceutical Inc., f/k/a Fenwafe Inc.

The Wafer is an orally administrable wafer comprising at least one physiologically acceptable film forming agent. The wafer is formed by mixing the film-forming agent with an aqueous solution to form a gel and exposing the gel to a plurality of heating and cooling cycles. The wafer formulation relates to a rapidly dissolving formulation suitable for oral administration.

The wafer is treated with a pharmaceutical agent designed to reduce or treat a medical condition.

It is anticipated that CTT Pharma will develop a cannabis based wafer formulated for pain relief and the side effects of cancer treatment. While management has broad discretion as to the Wafer’s formulation, we believe that delivery of cannabis extract represents a unique opportunity in a niche market.

PAIN MANAGEMENT

Medical efforts to treat pain, known as "pain management", address a large market, as clinical pain is a worldwide problem with serious health and economic consequences.

For example, in the United States, medical economists estimate that the effects of pain result in approximately $ I00 billion in costs annually, including an estimated $515 million in lost work days. According to the National Institute of Health, approximately 40 million Americans are unable to find relief from their pain. This includes approximately one million cancer patients that suffer from severe pain at any given time, and an estimated l 0% of the more than 200,000 AIDS patients that suffer severe pain.

Drugs are a key element in the treatment of pain. The worldwide market for pain was about $40.7 bill ion in 2004. The pain management market has grown immensely in recent years and is expected to continue to grow significantly. The pain management market has grown by more than 34% per year during the past five years. This is likely due to a number of factors, such as, a rapidly aging population, patient demand for rapid effective pain relief, increasing recognition of the therapeutic and economic benefits of rapid and effective pain management by physicians, healthcare providers and payers, and longer survival times for patients with painful chronic conditions, such as cancer and AIDS.

Many different kinds of pain exist including acute, chronic, persistent and breakthrough pain. As well, there exist different approaches to treat pain. Opiates are typically prescribed to manage moderate-to-severe acute or chronic breakthrough pain due to the fact that fast-acting, short-lived opiates can provide rapid delivery. The most common acute use of opioids is for post-surgical pain. Opiates drugs used to treat acute pan include intravenous fentanyl, hydrocodone and oral oxycodone, which provide rapid pain relief but pose a huge risk of addiction and dependency. We believe that our cannabis Wafers can provide the same type of pain relief as opiates without the risks of addiction.

The route of administration of any medication is an important consideration. Although many patients prefer oral administration of medications, oral medication is not always "fast-acting", a property which is clearly desirable in the treatment of acute breakthrough pain. Also, orally administrable medications are generally provided in the form of solid shaped articles such as tablets, pills, caplets and capsules that retain their shape under moderate pressure. Some patients, particularly pediatric and geriatric patients, have difficulty administering an oral medication due to inability to swallow, nausea or other gastrointestinal problems. Breakthrough pain medications can be taken in other ways, including by injection, under the tongue (sublingual), rectally, or transmucosally absorbed in the mouth but not swallowed; however, these forms of administration are often not as "fast-acting" as would be desired.

Liquid, syrups or suspensions are an alternative to solid dosage forms and are often preferred for pediatric and geriatric patients who have problems swallowing tablets.

However, these dosage forms can be difficult to measure accurately and administer easily. Liquid formulations often deteriorate rapidly upon exposure to heat or other atmospheric conditions and consequently have a relatively short shelf life. Furthermore, liquid formulations require a relatively large volume and are bulky to store.

The bitter after-taste of many drugs which are orally administered, such as tablets, capsules or suspensions, often contributes to patient non-compliance in taking medicine. Apart from the taste of a chewable nutritional supplement, the 'mouth-feel' of the supplement must also be taken into account. 'Mouth-feel' is a concept that encompasses non-taste-related aspects of the sensation experienced by a person while chewing or swallowing a nutritional supplement. Aspects of mouth-feel include the hardness and brittleness of a composition, whether the composition is chewy, gritty, oily, creamy, watery, sticky, easily dissolved, astringent, effervescent, and the like, and the size, shape, and form (tablet, powder, gel, etc.) of the composition.

In view of the foregoing, there remains a need to develop a formulation for the oral delivery of a pharmaceutical agent that overcomes at least one of the disadvantages of prior formulations. CTT Pharma’s wafer technology has overcome many of these problems A "pharmaceutical agent" refers to any compound useful to treat or reduce the symptoms of a medical condition. Examples of pharmaceutical agents include:

•	antimicrobial agents, such as triclosan,
•	non-steroidal anti-inflammatory drugs, such as aspirin, acetaminophen and ibuprofen;
•	decongestants, such as pseudoephedrine hydrochloride and phenylepherine;
•	anti-histamines, such as brompheniramine maleate and chlorpheniramine maleate,
•	expectorants, such as guaifenesin, ipecac, potassium iodide, terpin; anti-diarrheals, such a loperamide;

•	general nonselective CNS depressants, such as barbiturates;
•	general nonselective CNS stimulants such as caffeine and nicotine;
•	antiparkinsonism drugs such as levodopa;
•	opioid analgesics such as codeine, morphine, fentanyl, heroin, hydrocodone, normorphine, opium, oxycodone, and oxymorphine; analgesic-antipyretics such as salycilates and phenylbutazone;
•	psychopharmacological drugs such as chlorpromazine and methotrimeprazine; and
•	hypnotics, sedatives, antiepileptics, awakening agents

Thus, a wafer formulation is an effective tool in the treatment of many diseases.

THE WAFER

Our wafer is an orally administrable paper-thin polymer films used as carriers for pharmaceutical agents. The Wafer rapidly dissolves to release the pharmaceutical agent as soon as it comes in contact with saliva, thus obviating the need for water during administration. This attribute makes the wafer highly attractive for pediatric and geriatric patients due to the difficulty in swallowing conventional tablets and capsules.

The wafer is advantageously stable but readily dissolves on oral administration. Accordingly, the wafer is suitable for the oral administration of a compound such as a pharmaceutical agent to permit rapid release and onset of activity of the compound incorporated within the wafer. Our orally administered wafer comprises at least one physiologically acceptable film forming agent and an aqueous solvent characterized by a dissolution rate of at least about 2 mg/s in an aqueous environment. Our intent is to focus on cannabis as a physiologically acceptable film forming agent.

There are several different aspects to our orally administered agents:

  At least one physiologically acceptable film forming agent, wherein said wafer is formed by exposing an aqueous mixture of the film forming agent to a plurality of heating and cooling cycles.

  A pharmaceutical agent and at least one physiologically acceptable film forming agent, wherein the pharmaceutical agent is present in a pre-defined quantity.

To incorporate a pharmaceutical agent into a wafer according to the invention, the pharmaceutical agent is dissolved in an aqueous solution and added to a gel formed by an aqueous mixture of a selected film-forming agent. The wafer-forming heating and cooling cycles are then applied to the admixture of the pharmaceutical agent. Delivery of a pharmaceutical agent via an orally administrable wafer provides a mechanism for rapid access to the activity of the pharmaceutical agent in comparison with currently available orally administrable formulations. The wafer exhibits a very rapid rate of dissolution in an aqueous environment and, thus, provides expedited delivery of a pharmaceutical agent which translates into accelerated access to the activity of the pharmaceutical agent.

In addition, the present wafer formulation provides a rapidly dissolving oral dosage form comprising a defined quantity or dose of pharmaceutical agent not previously attainable. While prior batch extrusion methods for making film-like products cannot be used to generate dosage forms comprising a defined quantity of pharmaceutical agent, the heating/cooling cycling method of making the present wafer provides this capability.

Our Wafer is superior to other pharmaceutical delivery systems in that these delivery systems are limited due to poor bioavailability, slow on-set of action or variable absorption. In those cases, our technology may increase the benefit of the therapy by improving bioavailability or absorption or by decreasing time to onset of action.

The wafer formulations can be enhanced in a number of ways to include:

•	Saliva stimulating agents
•	Plasticizing agents
•	Cooling agents
•	Stabilizing agents
o	Thickening agents
o	Artificial sweeteners
o	Binding agents
o	Colorants

A "pharmaceutical agent" refers to any compound useful to treat or reduce the symptoms of a medical condition. Examples of pharmaceutical agents include:

•	antimicrobial agents, such as triclosan,
•	non-steroidal anti-inflammatory drugs, such as aspirin, acetaminophen and ibuprofen;
•	decongestants, such as pseudoephedrine hydrochloride and phenylepherine;
•	anti-histamines, such as brompheniramine maleate and chlorpheniramine maleate;
•	expectorants, such as guaifenesin, ipecac, potassium iodide, terpin;
•	anti-diarrheals, such a loperamide;
•	general nonselective CNS depressants, such as barbiturates;
•	general nonselective CNS stimulants such as caffeine and nicotine;
•	antiparkinsonism drugs such as levodopa;
•	opioid analgesics such as codeine, morphine, fentanyl, heroin, hydrocodone, , normorphine, opium, oxycodone, and oxymorphine; analgesic-antipyretics such as salycilates and phenylbutazone;
•	psychopharmacological drugs such as chlorpromazine and methotrimeprazine; and
•	hypnotics, sedatives, antiepileptics, awakening agents

Thus, a wafer formulation is an effective tool in the treatment of many diseases.

To incorporate a pharmaceutical agent into a wafer, the pharmaceutical agent is dissolved in an aqueous solution and added to a gel formed by an aqueous mixture of a selected film-forming agent. The wafer-forming heating and cooling cycles are then applied to the admixture of the pharmaceutical agent.

Delivery of a pharmaceutical agent via an orally administrable wafer provides a mechanism for rapid access to the activity of the pharmaceutical agent in comparison with currently available orally administrable formulations. The wafer exhibits a very rapid rate of dissolution in an aqueous environment and, thus, provides expedited delivery of a pharmaceutical agent which translates into accelerated access to the activity of the pharmaceutical agent.

In addition, the present wafer formulation provides a rapidly dissolving oral dosage form comprising a defined quantity or dose of pharmaceutical agent not previously attainable. While prior batch extrusion methods for making film-like products cannot be used to generate dosage forms comprising a defined quantity of pharmaceutical agent, the heating/cooling cycling method of making the present wafer provides this capability.

The wafer formulations can be enhanced in a number of ways to include:

•	Saliva stimulating agents
•	Plasticizing agents
•	Cooling agents
•	Stabilizing agents
o	Thickening agents
o	Artificial sweeteners

o	Binding agents
o	Colorants

Preparing the wafer comprises the following steps:

1.      Mixing at least one physiologically acceptable film forming agent with an aqueous solution to form a gel; and

2.      Exposing the gel to cycles of heating and cooling to transform the gel mixture

An orally administrable wafer may be made using one or more physiologically acceptable film forming agents. The term "physiologically acceptable" refers to film-forming agents that are acceptable for consumption and that exhibit minimal or no adverse side effects on consumption. Suitable film-forming agents for use to make the wafer include pullulan, hydroxypropylmethyl cellulose, hydroxyethyl cellulose, hydroxypropyl cellulose, alcohol, high amylase starch, dextrin, pectin, chitin, chitosan, levan, elsinan and mixtures thereof. A preferred film forming agent is pullulan. Another preferred film forming agent is a mixture of pullulan, PEG and poly vinyl alcohol and carrageenan.

Secondary film forming agents may be added to the formulation to optimize wafer characteristics such as tensile strength, stability, flexibility and brittleness including agents such xanthan gum, tragacanth gum, guar gum, acacia gum, arabic gum, collagen, gelatin, zein, gluten, soy protein isolate, whey protein isolate, casein and mixtures thereof. The amount of secondary film forming agent will vary depending on the primary film forming agent used as well as the desired properties of the wafer.

The one or more selected film-forming agents are dissolved in an aqueous solution to form a gel. The aqueous solution may simply be water, or a water-based solution such as mixtures of water and ethyl alcohol. Generally, a gel is formed by mixing a 4:1 ratio of film forming agent to aqueous solution. One of skill in the art will appreciate that this may vary with the selected film forming agent and aqueous solution.

To form the wafer, a novel method is employed comprising exposing the gel to a plurality of heating and cooling cycles. Thus, the gel is exposed to a period of heating in which the gel is rapidly heated to a temperature of up to about 90 °C. Following the heating period, the gel is exposed to a cooling or non-heating period. This cycle may be repeated multiple times.

The result of the multiple heating and cooling cycles on the gel is a wafer having unique morphological characteristics that confer on it a very high rate of dissolution that exceeds the dissolution rate of other film-like formulations.. The rapid dissolution rate of the wafer results in very rapid absorption of the components makes it a suitable means to orally deliver a pharmaceutical agent. Thus, the wafer exhibits maximum or peak absorption of a component therein within about 5-10 minutes which is at least comparable or less than the absorption time for a component administered intravenously.

The wafer is extremely thin which contributes to its rapid dissolution and ease of administration.

Overview of Drug Delivery Industry

The drug delivery industry develops technologies for the improved administration of drugs. Drug delivery companies may seek to develop products on their own that would be patent-protected by applying proprietary technologies to off-patent pharmaceutical products. Primarily, drug delivery technologies are focused on improving safety, efficacy, ease of patient use and/or patient compliance. Pharmaceutical and biotechnology companies consider improved drug delivery as a means of gaining competitive advantage over their peers. Pain management is a prime target for the drug delivery industry for a number of reasons. Most delivery systems are administered by injection, transdermal or traditional oral delivery systems. Many of these delivery systems address large markets for which there is an established medical need. Alternative delivery systems for pharmaceutical agents are widely used, as physicians are familiar with them and accustomed to prescribing them. However, therapeutic benefits vary significantly.

Poor patient acceptance of other delivery systems, especially injection therapies can lead to medical complications. In addition, injections can often require incremental costs associated with administration in hospitals or doctors’ offices.

We believe that patient acceptance of and adherence to a dosing regimen is higher for orally delivered medications than it is for non-orally delivered medications. Our business strategy is partly based upon our belief that our Wafer is an efficient and safe delivery system which represents a significant commercial opportunity.

Leading Current Approaches to Drug Delivery

Transdermal (via the skin) and “Needleless” Injection

Penetration into or through the skin is neither efficient nor ineffective. Some pharmaceutical agents can be transported across the skin barrier into the bloodstream. However absorption rates are significantly less than with our Wafer.

Nasal (via the nose)

The nasal route (through the membranes of the nasal passage) of drug administration has been limited by low and variable bioavailability for proteins and peptides. As a result, penetration enhancers often are used with nasal delivery to increase bioavailability. These enhancers may cause local irritation to the nasal tissue and may result in safety concerns with long-term use.

Pulmonary (via the lung)

Pulmonary delivery (through the membranes of the lungs) of drugs is emerging as a delivery route for large molecules. Although local delivery of respiratory drugs to the lungs is common, the systemic delivery (i.e., delivery of the drugs to the peripheral vasculature) of macromolecular drugs is less common because it requires new formulations and delivery technologies to achieve efficient, safe and reproducible dosing.

Intraoral (via the membranes in the mouth)

Intraoral delivery is also emerging as a delivery route for large molecules. Buccal delivery (through the membrane of the cheek) and sublingual delivery (through the membrane under the tongue) are forms of intraoral delivery.

Oral (via the mouth)

We believe that the oral method of administration is the most patient-friendly option, in that it offers convenience, is a familiar method of administration that enables increased compliance and, for some therapies, may be considered the most physiologically appropriate. We, and other drug delivery and pharmaceutical companies, have developed or are developing technologies for oral delivery of drugs. We believe that our Wafer provides an important competitive advantage in the oral route of administration because it does not alter the chemical composition of the therapeutic macromolecules. Further, we believe that our Wafer will be preferred to oral delivery systems because of the quantity or frequency of the dosage, the physical size of the capsule or tablet being swallowed or the taste. For example, in an oral liquid formulation, patient compliance was hindered by patients’ distaste for the liquid being administered. In addition, patients and the marketplace will more likely respond favorably to improvements in absorption, efficacy, safety, or other attributes of our Wafer.

Patents and Other Forms of Intellectual Property

Our success depends, in part, on our ability to obtain patents, maintain trade secret protection, and operate without infringing the proprietary rights of others (please refer to Part I, Item 1A “ Risk Factors ” for further discussion of how our business will suffer if we cannot adequately protect our patent and proprietary rights”). We seek patent protection on various aspects of our proprietary chemical and pharmaceutical delivery technologies, including the delivery agent compounds and the structures which encompass our Wafer. Its method of preparation and the combination of our compounds with a pharmaceutical agent.

On January 7, 2014 the United States Patent and Trademark Office issued Patent Number 8,623,401 B2 to Panka Modi for his wafer formulation. On November 9, 2010 the Canadian Intellectual Property Office issued Patent Number 2,624,110 to Dr, Modi for his wafer formulation. Both patents were subsequently assigned to CTT Pharma.

We intend to file additional patent applications when appropriate and to aggressively prosecute, enforce, and defend our patents and other proprietary technology.

We also rely on trade secrets, know-how, and continuing innovation in an effort to develop and maintain our competitive position. Patent law relating to the patentability and scope of claims in the biotechnology and pharmaceutical fields is evolving and our patent rights are subject to this additional uncertainty.

Others may independently develop similar product candidates or technologies or, if patents are issued to us, design around any products or processes covered by our patents. We expect to continue, when appropriate, to file product and other patent applications with respect to our inventions. However, we may not file any such applications or, if filed, the patents may not be issued. Patents issued to or licensed by us may be infringed by the products or processes of others.

Defense and enforcement of our intellectual property rights can be expensive and time consuming, even if the outcome is favorable to us. It is possible that the patents issued to or licensed to us will be successfully challenged, that a court may find that we are infringing validly issued patents of third parties, or that we may have to alter or discontinue the development of our products or pay licensing fees to take into account patent rights of third parties.

Our delivery agents will be manufactured by third parties. Although there are a limited number of duly licensed manufacturing facilities which will be licensed to produced a cannabis wafer, we do not believe that there will be difficulty in securing a manufacturer.

Commercialization

We believe that the Wafer positions us as a viable commercial-stage entity, anchored by our pain management film and cannabis wafer. As we transition to this strategy, we remain dedicated to further realizing the full potential and commercial value of our patented technology.

We recognize, however, that further development, exploration and commercialization of our technology entails substantial risk and requires significant operational expenditures. We continue to refocus our efforts on strategic development initiatives to reduce non-strategic spending aggressively, and seek to obtain the funding necessary to implement our new corporate strategy. There can be no assurances, however, that the Company will be able to secure adequate funding to meet its current obligations and successfully pursue its strategic direction. Furthermore, despite our optimism regarding the Wafer, even in the event that the Company is adequately funded, there is no guarantee that any of our products or product candidates will perform as hoped or that such products can be successfully commercialized.

Competition

Our success depends in part upon maintaining a competitive position in the development of pharmaceutical agents suitable for our delivery system. We compete in an evolving field in which developments are expected to continue at a rapid pace. We compete with other drug delivery, biotechnology and pharmaceutical companies, research organizations, individual scientists and non-profit organizations engaged in the development of alternative drug delivery technologies or new drug research and testing, and with entities developing new drugs that may be orally active. Our product candidates compete against alternative therapies or alternative delivery systems for each of the medical conditions our product candidates address, independent of the means of delivery. Many of our competitors have substantially greater research and development capabilities, experience, marketing, financial and managerial resources than we have

The pharmaceutical and biotechnology industry is characterized by intense competition, rapid product development and technological change. Most of our potential competitors are large, well established pharmaceutical, chemical or healthcare companies with considerably greater financial, marketing, sales and technical resources than are available to us. Additionally, many of our potential competitors have research and development capabilities that may allow such competitors to develop new or improved products that may compete with our Wafers. Our Wafers could be made uneconomical by the development of new products to treat the conditions to be addressed by our developments, technological advances affecting the cost of production, or marketing or pricing actions by one or more of our potential competitors. Our business, financial condition and results of operation could be materially adversely affected by any one or more of such developments. We cannot assure you that we will be able to compete successfully against current or future competitors or that competition will not have a material adverse effect on our business, financial condition and results of operations. Academic institutions, governmental agencies and other public and private research organizations are also conducting research activities and seeking patent protection and may commercialize products on their own or with the assistance of major health care companies in areas where we are developing product candidates. We are aware of certain development projects for products to treat or prevent certain diseases targeted by us, and the existence of these potential products or other products or treatments of which we are not aware, or products or treatments that may be developed in the future, may adversely affect the marketability of products developed by us.

In the area of advanced drug delivery, a number of companies are developing or evaluating enhanced drug delivery systems. We expect that technological developments will occur at a rapid rate and that competition is likely to intensify as various alternative delivery system technologies achieve similar if not identical advantages. Many of our competitors have greater financial and other resources, including larger research and development, marketing and manufacturing organizations. As a result, our competitors may successfully develop technologies and drugs that are more effective or less costly than any that we are developing or which would render our technology and future products obsolete and noncompetitive.

Our Operations

We have limited operations to date. We do not have a manufacturing facility. We will rely on third party manufacturers to produce our Wafers.

Research and Development

During the fiscal years ended December 31, 2013 and 2012, we did not incur expenses for research and development.

Properties

Our corporate headquarters are located at 429 Kent Street, Ottawa, Ontario K2P 1B5. We lease approximately 500 square feet under a free open lease agreement to date but commencing August 15th. Our monthly rent is $1,000.00. We do not anticipate any problems in securing additional office space if needed.

Employees

Except for our officers and directors, as of August 1, 2014, we had no full time employees. We do have two part time employees. We anticipate adding additional employees, when adequate funds are available, and will continue using independent contractors, consultants, attorneys and accountants as necessary, to complement services rendered by our employees.

Government Regulation

Our operations and product candidates under development are subject to extensive regulation by the FDA, other governmental authorities in the U.S. and governmental authorities in other countries.

The facilities of each company involved in the commercial manufacturing, processing, testing, control and labeling of pharmaceutical products must be registered with and approved by the FDA. Continued registration requires compliance with GMP regulations and the FDA conducts periodic establishment inspections to confirm continued compliance with its regulations. We are subject to various federal, state and local laws, regulations and recommendations relating to such matters as laboratory and manufacturing practices and the use, handling and disposal of hazardous or potentially hazardous substances used in connection with our research and development work.

While we do not currently manufacture any commercial products ourselves, if we did, we would bear additional cost of FDA compliance.

In addition, the distribution of prescription pharmaceutical products in the United States is subject to the Prescription Drug Marketing Act, or PDMA, which regulates the distribution and recordkeeping requirements for drugs and drug samples at the federal level, and sets minimum standards for the registration and regulation of drug distributors by the states. Both the PDMA and state laws limit the distribution of prescription pharmaceutical product samples and impose requirements to ensure accountability in distribution.

We are also subject to various federal and state laws pertaining to health care “fraud and abuse” issues, including anti-kickback laws and false claims laws. Anti-kickback laws make it illegal for a prescription drug manufacturer to solicit, offer, receive, or pay any remuneration in exchange for, or to induce, the referral of business, including the purchase or prescribing of a particular drug. False claims laws prohibit anyone from knowingly and willfully presenting, or causing to be presented for payment to the United States government, including Medicare and Medicaid, claims for reimbursed drugs or services that are false or fraudulent, claims for items or services not provided as claimed, or claims for medically unnecessary items or services. We have adopted the Pharmaceutical Research and Manufacturers of America Code on Interactions with Healthcare Professionals, which is a voluntary industry code developed to establish standards for interactions with and communications to healthcare professionals and we have adopted processes that we believe enhance compliance with this code and applicable federal and state laws.

The use of cannabis as a pharmaceutical agent in our Wafers

MEDICAL MARIJUANA

As discussed above, the Company’s wafers can address a myriad of medical issues. With increased awareness of the medicinal benefits of cannabis, the Company’s initial focus will be a cannabis wafer.

In the United States, and most developed countries, cannabis is a controlled substance. Our Wafers will be categorized as a controlled substance under the federal Controlled Substances Act of 1970, or CSA. Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, not currently "accepted medical use" in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription.

While cannabis is a Schedule I controlled substance, products approved for medical use in the United States that contain cannabis or cannabis extracts may be required to be placed in Schedules II—V, since approval by the FDA satisfies the "accepted medical use" requirement. If any proposed products developed receive FDA approval, the DEA will make a scheduling determination and place it in a schedule other than Schedule I in order for it to be prescribed to patients in the United States. Consequently, its manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use may be subject to a significant degree of regulation by the DEA. In addition, the scheduling process may take one or more years, thereby delaying the launch of any product in the United States. Furthermore, if the FDA, DEA, or any foreign regulatory authority determines that any product may have potential for abuse, it may require us to generate more clinical or other data than we currently anticipate to establish whether or to what extent the substance has an abuse potential, which could increase the cost and/or delay the launch of any proposed product.

Facilities conducting research, manufacturing, distributing, importing or exporting, or dispensing controlled substances must be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA or other state reporting agency to prevent drug loss and diversion. All these facilities must renew their registrations annually, except dispensing facilities, which must renew every three years. The DEA conducts periodic inspections of certain registered establishments that handle controlled substances. Obtaining the necessary registrations may result in delay of the importation, manufacturing or distribution of any products.

Furthermore, failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings.

Controlled substances are also subject to regulation at the state level. Individual states have also established controlled substance laws and regulations. Though state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule any product candidates as well. While some states automatically schedule a drug based on federal action, other states schedule drugs through rulemaking or a legislative action. State scheduling may delay commercial sale of any product for which we obtain federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product. We will need to obtain separate state registrations, permits or licenses in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law.

Manufacturing:

Any manufacturing, packaging or relabeling in the United States, is subject to the DEA's annual manufacturing and procurement quota requirements. Additionally, regardless of the scheduling of any product, cannabis comprising the active ingredient in the final dosage form are currently Schedule I controlled substances and would be subject to such quotas as these substances could remain listed on Schedule I. The annual quota allocated to us or our contract manufacturers for the active ingredient in any product may not be sufficient to meet commercial demand or complete clinical trials. Consequently, any delay or refusal by the DEA in establishing our, or our contract manufacturers', procurement and/or production quota for controlled substances could delay or stop our product launches, which could have a material adverse effect on our business, financial position and operations.

Distribution:

If our Wafers are scheduled as Schedule II or III, we will need to identify wholesale distributors with the appropriate DEA registrations and authority to distribute the product to pharmacies and other health care providers. We would need to identify distributors to distribute the product to pharmacies; these distributors would need to obtain Schedule II or III distribution registrations. The failure to obtain, or delay in obtaining, or the loss any of those registrations could result in increased costs to us.

Marijuana remains illegal under federal law:

Marijuana remains illegal under federal law. It is a schedule-I controlled substance. Even in those jurisdictions in which the use of medical marijuana has been legalized at the state level, its prescription is a violation of federal law. The United States Supreme Court has ruled in United States v. Oakland Cannabis Buyers’ Coop. and Gonzales v. Raich that it is the federal government that has the right to regulate and criminalize cannabis, even for medical purposes. Therefore, federal law criminalizing the use of marijuana trumps state laws that legalize its use for medicinal purposes. At present the states are standing tall against the federal government, maintaining existing laws and passing new ones in this area. This may be because the Obama administration has made a policy decision to allow states to implement these laws and not prosecute anyone operating in accordance with applicable state law. However, we face another presidential election cycle in 2016, and a new administration could introduce a less favorable policy. A change in the federal attitude towards enforcement could cripple the industry.

VETERINARIAN MEDICINE

Our orally dissolving wafers are an excellent fast dissolving drug delivery system which can be used by veterinarians to treat dogs, cats and other animals who would ordinarily be given a pill or injection.

The wafers will be much easier to administer than traditional delivery systems such as pills or injections. The wafers will dissolve on contact with saliva and will be flavored with chicken, meat or fish.

Like with humans the therapeutic benefits of the medication will be absorbed a significantly faster rate than through traditional delivery systems. Further, our wafers will save time and money as the wafers can be administered easily by the staff or pet owner.

RISK FACTORS

THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, WE MAY NOT BE ABLE TO PROCEED WITH OUR PLANNED OPERATIONS AND YOUR INVESTMENT MAY BE LOST ENTIRELY.

We have a limited operating history, and may not be successful in developing profitable business operations.

With the acquisition of CTT Pharma, we abandoned our previous business ventures and adopted the business of CTT Pharma. CTT Pharma is a development stage company focused in developing an oral delivery system for medications on dispersable film. CTT Pharma was organized in March 8, 2007. Accordingly, we have a limited operating history. Our business operations must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new delivery system for medications including cannabis. As of the date of this report, we have not generated any revenues and have limited assets. There is nothing at this time on which to base an assumption that our business operations will be successful in the long-term. Our future operating results will depend on many factors, including:

  our ability to raise adequate working capital;

  success of in developing and marketing the oral delivery system;

  demand for an oral delivery system;

  increased legalization of cannabis for medical and recreational usage;

  offer a larger variety of medications utilizing the oral delivery system;

  the level of our competition; and

  our ability to attract and maintain key management and employees.

While our officers and directors have significant experience in the medical field, there can be no assurance that this experience will help us fully implement our business plan. Our prospects for success must be considered in the context of a new company in a highly competitive industry with few barriers to entry.

We have limited capital and will need to raise additional capital in the future.

We do not currently have sufficient capital to fund both our continuing operations and our planned growth. We will require additional capital to continue to expand our oral delivery system which makes use of a dispersable film. We may be unable to obtain additional capital when required. Future business development activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

We may pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means. We may not be successful in identifying suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. If we do not succeed in raising additional capital, our resources may not be sufficient to fund our planned operations.

Any additional capital raised through the sale of equity may dilute the ownership percentage of our stockholders. Raising any such capital could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Our ability to obtain financing, if and when necessary, may be impaired by such factors as the capital markets (both generally and in our industry in particular), our limited operating history, national unemployment rates and the departure of key employees. Further, economic downturns will likely decrease our revenues may increase our requirements for capital. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations, divest our assets at unattractive prices or obtain financing on unattractive terms.

There is substantial doubt about our ability to continue as a going concern

As of May 31, 2014 CTT Pharma has not yet generated any revenues and has an accumulated deficit of $208,569. We expect to incur further losses in the development of our business, all of which casts substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Management’s plan to address our ability to continue as a going concern includes: (1) obtaining debt or equity funding from private placement or institutional sources; (2) obtaining loans from financial institutions, where possible, or (3) participating in joint venture transactions with third parties. Although we believe that we will be able to obtain the necessary funding to allow us to remain a going concern through the methods described above, there can be no assurances that such methods will prove successful. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have not generated operating revenues and may never attain profitability.

To date, both Mindesta and CTT Pharma have financed their operations primarily through private sales of common stock and shareholder loans. Our ability to generate revenues will depend upon our ability to secure additional funding and successfully manufacture and market our Wafers.

We are not expecting any significant revenues in the short-term. Furthermore, we may not be able to ever successfully identify, develop, commercialize, manufacture, obtain required regulatory approvals and market our Wafers. Moreover, even if we do identify, develop, commercialize, manufacture, and obtain required regulatory approvals, we may not generate revenues or royalties from commercial sales of these products for a significant number of years, if at all. Therefore, our proposed operations are subject to all the risks inherent in the establishment of a new business enterprise.

Restrictions on the use or distribution of medical marijuana will impact our operations.

The medical marijuana industry is our primary target market, and if this industry was unable to operate, we would lose a majority of our potential clients, which would have a negative impact on our business, operations and financial condition,

We may be unable to successfully develop, market, or commercialize our Wafers without establishing new relationships and maintaining current relationships and our ability to successfully commercialize, and market our Wafers.

Our strategy for the research, development and commercialization of our Wafers may require us to enter into various arrangements with licensees and others, in addition to our existing relationships with other parties. Specifically, we may seek to joint venture, sublicense or enter other marketing arrangements with parties that have an established marketing capability or we may choose to pursue the commercialization of such products on our own. We may, however, be unable to establish such additional collaborative arrangements, license agreements, or marketing agreements as we may deem necessary to develop, commercialize and market our Wafers on acceptable terms. Furthermore, if we maintain and establish arrangements or relationships with third parties, our business may depend upon the successful performance by these third parties of their responsibilities under those arrangements and relationships.

We will be subject to extensive governmental regulation which increases our cost of doing business and may affect our ability to commercially produce the Wafers.

The FDA and comparable agencies in foreign countries impose substantial requirements on the production and distribution of our Wafers, especially any wafers using cannabis as the pharmaceutical agent. Satisfaction of these requirements can be costly.

Government regulation also affects the manufacturing and marketing of the Wafer. Government regulations may delay marketing of the Wafer, impose costly procedural requirements upon our activities and furnish a competitive advantage to larger companies or companies more experienced in regulatory affairs. Delays in obtaining governmental regulatory approval could adversely affect our marketing as well as our ability to generate significant revenues from commercial sales. Moreover, if regulatory approval of our Wafer is granted, such approval may impose limitations on the indicated use for which the Wafer be marketed. The FDA and other regulatory authorities stringently apply regulatory standards and failure to comply with regulatory standards can, among other things, result in fines, denial or withdrawal of regulatory approvals, product recalls or seizures, operating restrictions and criminal prosecution.

The regulatory approval process presents several risks to us:

[ ]

Delays or rejections may be encountered during any stage of the regulatory process based upon the failure of the clinical or other data to demonstrate compliance with, or upon the failure of the product to meet, a regulatory agency’s requirements for safety, efficacy, and quality.

[ ]	Requirements for approval may become more stringent due to changes in regulatory agency policy or the adoption of new regulations or guidelines.

[ ]	New guidelines can have an effect on the regulatory decisions made in previous years.

[ ]

The scope of any regulatory approval, when obtained, may significantly limit the indicated uses for which a product may be marketed and may impose significant limitations in the nature of warnings, precautions, and contraindications that could materially affect revenues.

[ ]

Our wafers and our manufacturers , are subject to continuing and ongoing review, and discovery of problems with these products or the failure to adhere to manufacturing or quality control requirements may result in restrictions on their manufacture, sale or use or in their withdrawal from the market

[ ]	Regulatory authorities and agencies may promulgate additional regulations restricting the sale of pain relief wafers.

We may incur substantial product liability expenses due to the use or misuse of our Wafer for which we may be unable to obtain insurance coverage.

Our business exposes us to potential liability risks that are inherent in the testing, manufacturing and marketing of a pharmaceutical delivery process. These risks will expand with respect to our drug candidates, if any, that receive regulatory approval for commercial sale and we may face substantial liability for damages in the event of adverse side effects or product defects identified with any of our products that are used in clinical tests or marketed to the public. Product liability insurance for the biotechnology industry is generally expensive, if available at all, and as a result, we may be unable to obtain insurance coverage at acceptable costs or in a sufficient amount in the future, if at all. We may be unable to satisfy any claims for which we may be held liable as a result of the use or misuse of products which we developed, manufactured or sold and any such product liability claim could adversely affect our business, operating results or financial condition.

Intense competition may limit our ability to successfully develop and market the Wafer.

The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. Our competitors in the United States and elsewhere are numerous and include, among others, major multinational pharmaceutical and chemical companies, specialized biotechnology firms and universities and other research institutions.

Many of our competitors have and employ greater financial and other resources, including larger research and development, marketing and manufacturing organizations. As a result, our competitors may successfully develop technologies that are more effective or less costly than any that we are developing or which would render our technology and future products obsolete and noncompetitive.

Our business will suffer if we fail or are delayed in commercializing the Wafer.

Our inability or delay in commercializing the Wafer and any combination of pharmaceutical agents could have a significant material adverse effect on our business.

To commercialize our product, especially in the pain management sector, we will be required to develop a market introduction plan, and possibly obtain financing to support our commercialization efforts, among other things. We cannot assure you that we will succeed in these efforts as these involve activities (or portions of activities) that we have not previously completed. We have no current commercial capabilities. Therefore, we would be entering a highly competitive market with an untested, newly-established commercial capability. This outline of risks involved in the commercialization of our Wafer is not exhaustive, but illustrative. For example, it does not include additional competitive, intellectual property, commercial, product liability, and commercial risks involved in a launch of the pharmaceutically based Wafer.

We will be dependent on third parties to manufacture, distribute, and sell our products.

The success of our commercial operations is dependent upon the ability of these vendors to provide a high level of service and support at an economical price. If we fail to attract and retain such professions or services at a reasonable price, or if third parties do not successfully carry out their contractual obligations, meet expected deadlines or conduct our activities in accordance with applicable regulatory requirements or our stated specifications, we may not be able to, or may be delayed in our efforts to, successfully execute upon our commercial strategy.

We cannot be certain that any pharmaceutical wafers will be suitable for commercial purposes.

To be profitable, we must successfully research, develop, obtain regulatory approval for, manufacture, introduce, market, and distribute our Wafers under development, or secure a partner to provide financial and other assistance with these steps. The time necessary to achieve these goals for any individual pharmaceutical product is uncertain. We have never successfully commercialized a drug or a nonprescription candidate and we cannot be certain that we or our future partners will be able to do so.

Our business will suffer if we cannot adequately protect our patent and proprietary rights.

Although our Wafer delivery system is patented there can be no assurance that the patent will provide us with meaningful protection from competition, or that we will possess the financial resources necessary to enforce any of our patents. Also, we cannot be certain that any products that we (or a licensee) develop will not infringe upon any patent or other intellectual property right of a third party. We also rely upon trade secrets, know-how, and continuing technological advances to develop and maintain our competitive position..

We are dependent on third parties to manufacture our Wafers.

Currently, we have no manufacturing facilities for production. The availability of manufacturers is limited by both the capacity of such manufacturers and their regulatory compliance. Among the conditions for FDA approval is the requirement that the prospective manufacturer’s quality control and manufacturing procedures continually conform with the FDA’s current GMP (GMP are regulations established by the FDA that govern the manufacture, processing, packing, storage and testing of drugs intended for human use). In complying with GMP, manufacturers must devote extensive time, money, and effort in the area of production and quality control and quality assurance to maintain full technical compliance. Manufacturing facilities and company records are subject to periodic inspections by the FDA to ensure compliance. If a manufacturing facility is not in substantial compliance with these requirements, regulatory enforcement action may be taken by the FDA, which may include seeking an injunction against shipment of products from the facility and recall of products previously shipped from the facility. Such actions could severely delay our ability to obtain product from that particular source.

We face rapid technological change and intense competition.

Our success depends, in part, upon maintaining a competitive position in the development of products and technologies in an evolving field in which developments are expected to continue at a rapid pace. We compete with other drug delivery, biotechnology and pharmaceutical companies, research organizations, individual scientists, and non-profit organizations engaged in the development of alternative drug delivery technologies or new drug research and testing, as well as with entities developing new drugs that may be orally active. Many of these competitors have greater research and development capabilities, experience, and marketing, financial, and managerial resources than we have, and, therefore, represent significant competition.

We may not be able to successfully manage our growth, which could lead to our inability to implement our business plan.

Our growth is expected to place a significant strain on our managerial, operational and financial resources, especially considering that we currently only have a small number of executive officers, employees and advisors. Further, as we enter into various contracts or other transactions, we will be required to manage multiple relationships with various consultants, businesses and other third parties. These requirements will be exacerbated in the event of our further growth or in the event that the number of websites we operate increases. There can be no assurance that our systems, procedures and/or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully implement our business plan. If we are unable to manage our growth effectively, our business, results of operations and financial condition will be adversely affected, which could lead to us being forced to abandon or curtail our business plan and operations.

Our executive officers and key employees will be crucial to our business, and we may not be able to recruit, integrate and retain the personnel we need to succeed.

Our future success is dependent, in a large part, on retaining the services of Dean Hanish, Dr. Pankaj Modi and Allen Greenspan. The knowledge, leadership and technical expertise of management would be difficult to replace. While no director has plans to leave or retire in the near future, the loss of any of our directors could have a material adverse effect on our operating and financial performance, including our ability to develop and execute our long The loss of the services of any key personnel, or our inability to attract, integrate and retain highly skilled technical, management, sales and marketing personnel could result in significant disruption to our operations, including our inability or limited success in developing our job verticals, completion of our initiatives, including growth plans and the results of our operations. Any failure by us to find suitable replacements for our key management may be disruptive to our operations. Competition for such personnel can be intense, and we may be unable to attract, integrate and retain such personnel successfully.

To date, we do not have any independent directors and have not implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

As of the date of this report, we do not have any independent directors to evaluate our decisions nor have we adopted corporate governance measures. Although not required by rules or regulations applicable to us, corporate governance measures such as the presence of independent directors, or the establishment of an audit and other independent committees of our Board of Directors, would be beneficial to our stockholders. We do not presently maintain any of these protections for our stockholders. It is possible that if our Board of Directors included independent directors and if we were to adopt corporate governance measures, stockholders would benefit from greater assurance that decisions were being made with impartiality by directors and that policies had been implemented to define conduct of our management and board members. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our officers and recommendations for director nominees may be made by existing members of the Board of Directors, who may have a direct interest in the outcome. Although we anticipate expanding the Board of Directors to include independent directors at some point in the future, when and if this will occur is uncertain.

Our management controls a significant percentage of our current outstanding common stock.

As of the date of this report, our officers and directors collectively and beneficially own approximately 45.8% of our outstanding common stock. This concentration of voting control gives management substantial influence over any matters which require a stockholder vote, including without limitation the election of directors and approval of merger and/or acquisition transactions, even if their interests may conflict with those of other stockholders. It could have the effect of delaying or preventing a change in control of, or otherwise discouraging, a potential acquirer from attempting to obtain control of the company. This could have a material adverse effect on the market price of our common stock or prevent our stockholders from realizing a premium over the then prevailing market prices for their shares of common stock.

We are vulnerable to intellectual property infringement claims brought against us by others.

Successful intellectual property infringement claims against us could result in monetary liability or a material disruption in the conduct of our business. We cannot be certain that our products, content and brand names do not or will not infringe valid patents, trademarks, copyrights or other intellectual property rights held by third parties. We expect that infringement claims in our markets will increase in number. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. If we were found to have infringed the intellectual property rights of a third party, we could be liable to that party for license fees, royalty payments, lost profits or other damages, and the owner of the intellectual property might be able to obtain injunctive relief to prevent us from using the technology or software in the future. If the amounts of these payments were significant or we were prevented from incorporating certain technology into our products, our business could be significantly harmed. We may incur substantial expenses in defending against these third party infringement claims, regardless of their merit. As a result, due to the diversion of management time, the expense required to defend against any claim and the potential liability associated with any lawsuit, any significant litigation could significantly harm our business, financial condition and results of operations.

If we are unable to protect our patented technology, proprietary rights or maintain our rights to use key technologies of third parties, our business may be harmed.

We have been awarded a patent for our oral delivery wafer system. This patent and any patents issued to us in the future (if we make such applications) may be later challenged, invalidated or circumvented, and the rights granted under patents may not provide us with a competitive advantage. We may also face risks associated with any trademarks to which we own the rights. Policing unauthorized use of our patented, proprietary technology and other intellectual property rights could involve significant expense and could be difficult or impossible, particularly given the global nature of the Internet and the fact that the laws of certain other countries may afford us little or no effective protection of our intellectual property. Moreover, certain amendments to the United States patent law made by the America Invents Act of 2011, when they become effective, may affect our ability to protect our innovations and defend against claims of patent infringement.

We may incur significant increased costs as a result of operating as a public company, and our management may be required to devote substantial time to new compliance initiatives.

In the future, we may incur significant legal, accounting and other expenses as a result of operating as a public company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, we are required to perform system and process evaluation and testing on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Risks related to the use of cannabis as a pharmaceutical agent in our Wafers:

Controlled substance legislation differs between countries and legislation in certain countries may restrict or limit our ability to sell our products.

Most countries are parties to the Single Convention on Narcotic Drugs 1961, which governs international trade and domestic control of narcotic substances, including cannabis extracts. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to our project developers obtaining marketing approval for their products in those countries. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit the products to be marketed, or achieving such amendments to the laws and regulations may take a prolonged period of time.

Our proposed business expansion is dependent on laws pertaining to various industries including the legal marijuana industry.

Our cannabis wafers could subject us to increased scrutiny by the regulators because, among other things, Marijuana is a schedule-I controlled substance and is illegal under federal law. Our failure to adequately manage the risk associated with these businesses and adequately manage the requirements of the regulators can adversely affect our business and our status as a reporting company. Further, any adverse pronouncements from the regulators about businesses related to the legal cannabis sector could adversely affect our stock price, if we are perceived to be in a company in that sector.

Risks related to our common stock:

There presently is a limited market for our common stock, and the price of our common stock may be volatile.

Our common stock is currently quoted on OTCQB. We have, however, a very limited trading history. If a market for our common stock ever develops, there could be volatility in the volume and market price of our common stock. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of “bid” and “ask” quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, factors relating to our industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our common stock and the relative volatility of such market price.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Our stockholders could sell substantial amounts of common stock in the public market, including shares upon the expiration of any statutory holding period under Rule 144 of the Securities Act of 1933 (the “Securities Act”), if available, or upon trading limitation periods. Such volume could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to secure additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our directors and officers have rights to indemnification.

We will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was our director or officer, or who is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by Delaware law. The inclusion of these provisions in our Articles may have the effect of reducing the likelihood of derivative litigation against directors and officers, and may discourage or deter stockholders or management from bringing a lawsuit against directors and officers for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

We do not anticipate paying any cash dividends.

We do not anticipate paying cash dividends on our common stock for the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business strategy; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

We may be subject to penny stock regulations and restrictions, and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule.” This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule required by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market of penny stocks.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict persons from participating in a distribution of a penny stock, under certain circumstances, if the SEC finds that such a restriction would be in the public interest.

THE RISKS SET FORTH ABOVE SHOULD NOT BE CONSTRUED AS A COMPLETE LIST OF THE RISKS WHICH MAY AFFECT THE COMPANY’S BUSINESS, THE OFFERING OR THE RISKS WHICH YOU FACE AS A PROSPECTIVE INVESTOR. THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT. ANY PERSON CONSIDERING THE PURCHASE OF THESE SECURITIES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS MEMORANDUM AND SHOULD CONSULT WITH HIS, HER OR ITS LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN SECURITIES. THE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

This document contains certain forward-looking statements as defined by federal securities laws. For this purpose, forward-looking statements are any statements contained herein that are not statements of historical fact and include, but are not limited to, those preceded by or that include the words, “estimate”, “could”, “should”, “would”, “likely”, “may”, “will”, “plan”, “intend”, “believes”, “expects”, “anticipates”, “projected”, or similar expressions. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by such statements. The forward-looking information is based on various factors and was derived using numerous assumptions. For these statements, we claim the protection of the “bespeaks caution” doctrine. Such forward-looking statements include, but are not limited to:

•	statements regarding our anticipated financial and operating results, including increases in and anticipated sources of revenues;

•	statements regarding expected fees we will receive;

•	predictions regarding the outcome of state and federal regulations regarding cannabis

•	statements regarding anticipated changes in costs and expenses; hiring intensions;

•	statements regarding when we plan to start selling our Wafer;

•

statements regarding our goals, intensions, plans and expectations, including selling and marketing plans generally, the introduction of the Wafer including the timing thereof, and markets and locations we intend to target in the future;

•	statements regarding expanded business opportunities in 2014;

•	statements with respect to having adequate liquidity.

     The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	negative changes in public sentiment towards acceptance of the use of cannabis for medicinal purposes;

•	changes in the pace of legislation legalizing the use of medical marijuana;

•	other regulatory developments that could limit the market for our Wafers

•	competitive developments, including the possibility of new entrants into our primary market with growing acceptance of the use of medical marijuana;

•	the loss of key personnel; and

•	other risks discussed in this document.

All forward-looking statements in this document are based on information currently available to us as of the filing of this Registration Statement, and we assume no obligation to update any forward-looking statements other than as required by law.

The following discussion of our financial condition and results of operations should be read in conjunction with the audited financial statements and notes thereto for the years ended February 28, 2014 and 2013 found in this report. In addition to historical information, the following discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Where possible, we have tried to identify these forward looking statements by using words such as “anticipate,” “believe,” “intends,” or similar expressions. Our actual results could differ materially from those anticipated by the forward-looking statements due to important factors and risks.

General

The following analysis of our financial condition and results of operations should be read in conjunction with the financial statements, including footnotes, and other information presented elsewhere in this report on Form 8-K.

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is intended to help the reader understand our results of operations and financial condition.

Overview

Mindesta Inc. is a Delaware Corporation, incorporated on November 6, 1996 under the name Winchester Mining Corp. The name of the Company was changed to PNW Capital, Inc. on May 16, 2000. In 2002, PNW Capital, Inc. acquired Industrial Minerals Incorporated, a private Nevada Corporation, and changed its name to Industrial Minerals, Inc. Effective July 26, 2011 the Company changed its name to Mindesta Inc.

Effective July 26, 2011, the Company adopted the new name of “Mindesta Inc.” With insufficient funds to continue the Company’s mining exploration activities, management chose to pursue other business opportunities and on September 9, 2014 the Company acquired all of the issued and outstanding shares of common stock of CTT Pharma. CTT Pharma is a developmental stage company organized in March 2007 under the Canadian Corporations Business Act.

The following discussion relates to the operations of CTT Pharma.

Liquidity and Capital – February 28, 2014 and 2013

At February 28, 2014 and 2013 CTT Pharma had nominal cash and cannot finance our ongoing operations. To date CTT Pharma has relied on shareholder loans to finance operations. The loans due shareholders are non interest bearing and have no fixed term of repayment. Our shareholders have no obligation to continue to finance our ongoing operations.

At February 28, 2014 our current liabilities totaled $31,624 consisting of accounts payable totaling $11,624 and shareholder loans totaling $20,000. At February 28, 2013 we had shareholder loans totaling $20,000.

CTT Pharma had an accumulated deficit of $205,124 at February 28, 2014 as compared to $184,933 at February 28, 2013.

Results of Operations – For the years ended February 28, 2014, 2013 and 2012.

During the last three fiscal years, CTT Pharma has not generated any revenues. Total operating expenses for these years was $20,191, $5,875 and $14,742 respectively. Our Net Loss from operations totaling $20,191, $45,872 and $14,742 respectively.

Liquidity and Capital – May 31, 2014 and February 28, 2014

At March 31, 2014 we had cash of $2,154 as compared to $439 at February 28, 2014. We will continue to rely on shareholder loans or equity financing to continue our operations. Our shareholders have no obligation to continue to finance our ongoing operations nor do we have any commitment for equity financing.

At May 31, 2014 our current liabilities totaled $30,786 consisting of accounts payable of $10,784 and shareholder loans totaling $20,000. Total liabilities at February 28, 2014 were $31,624. We have an accumulated deficit of $208,569 as compared to $205,124 at February 28, 2014.

The Company will be dependent upon the continuing support of creditors and shareholders, long-term financing, ongoing product development, the successful implementation of a marketing program, market acceptance and achieving profitability, none of which can be assured.

Results of Operations – For the three months ended May 31, 2014 and May 31, 2013.

For the three months ended May 31, 2014 and 2013 CTT Pharma has not generated any revenues. Our Net Loss for each of these fiscal quarters was $3,445 and $1,416 respectively.

Current and Future Financing Needs

We have spent, and expect to continue to spend, substantial amounts in connection with implementing our business strategy, including marketing, distribution, production, research and development, legal and accounting fees in connection with regulatory compliance and corporate governance. The actual amount of funds we will need to operate is subject to many factors, some of which are beyond our control. We do not have sufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. We are dependent on ongoing financing of either debt or equity to implement our business plan.

Recent Accounting Policies

In December 2011, the FASB issued guidance which requires entities to disclose both gross information and net information about instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The scope of this standard includes derivatives, sale and repurchase agreements, reverse sale and repurchase agreements, and securities borrowing and securities lending arrangements. These disclosures assist users of financial statements in evaluating the effect or potential effect of netting arrangements on an entity’s financial position. This guidance was effective for the Company in its fiscal year beginning March 1, 2013. This guidance did not have an impact on the Company’s financial statements.

In February 2013, the FASB issued new accounting guidance to update the presentation of reclassifications from comprehensive income to net income in consolidated financial statements. Under this new guidance, an entity is required to present information about the amounts reclassified out of accumulated other comprehensive income either by the respective line items of net income or by cross-reference to other required disclosures. The new guidance does not change the requirements for reporting net income or other comprehensive income in the financial statements. This guidance was effective for the Company in its fiscal year beginning March 1, 2013. This guidance did not have an impact on the Company’s financial statements.

In July 2013, the FASB issued new accounting guidance that requires the presentation of unrecognized tax benefits as a reduction of the deferred tax assets, when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists at the reporting date. This new guidance is effective for annual reporting periods beginning on or after December 15, 2013 and subsequent interim periods. This guidance is effective for the Company’s fiscal year beginning March 1, 2014 and is not expected to have a material impact on the Company’s financial statements.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915). Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to:

1)	present inception-to-date information in the statements of income, cash flows, and shareholder equity;
2)	label the financial statements as those of a development stage entity;
3)	disclose a description of the development stage activities in which the entity is engaged; and
4)	disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove the exception for development stage entities (to not be considered a VIE, if certain conditions are met) in paragraph 810-10-15-16. Under the amendments, all entities within the scope of the Variable Interest Entities Subsections of Subtopic 810-10 are required to evaluate whether the total equity investment at risk is sufficient using the guidance provided in paragraphs 810-10-25-45 through 25-47, which requires both qualitative and quantitative evaluations.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. For other entities, the amendments are effective for annual reporting periods beginning after December 15, 2014, and interim reporting periods beginning after December 15, 2015. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has chosen to early adopt these amendments and accordingly has not presented inception-to-date information in these financial statements.

Off-Balance Sheet Arrangements

We do not have any unconsolidated special purpose entities and, we do not have significant exposure to any off-balance sheet arrangements. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have: (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the number and percentage of shares of our common stock owned as of September 9, 2014, by the following persons: (i) stockholders known to us who own 5% or more of our outstanding shares, (ii) each of our executive officers and directors, and (iii) our executive officers and directors as a group. As of September 9, 2014, there were 184,368,022 shares of our common stock issued and outstanding.

Name and address of	Amount of
Beneficial Ownership	Beneficial Owner	Percent of Class

Allen Greenspoon M1-414 Victoria Ave. N. Hamilton, ON L8L 5G8	-0-	-0-

Dr. Pankaj Modi 519 Golf Links Road Ancaster, Ontario L9G 4X9	70,369,474	38.16%

Dean Hanisch 326 River Road Ottawa, Ontario KIV 1H2	14,073,894	7.63%

Hesham Osman 716 Vermillion Drive Gloucester, Ontario K1B 1V9	20,970,103	11.37%

Capital Financial SGBL Bank street, Beyrouth, Lebanon	28,471,489(1)	15.44%

Gregory Bowes	10,700,000	5.80%

(All officers and directors as a group three persons)	84,443,368	45.80%

(1) INCLUDES 8,444.337 SHARES RECEIVED AS A FINDER’S FEE

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors are as follows:

Name	Age	Position(s) and Office(s)

Dr. Pankaj Modi	60	CEO/DIRECTOR

Dr. Allen Greenspoon	60	DIRECTOR

Dean Hanisch	44	PRESIDENT/SEC/TREAS/DIRECTOR

Dr. Pankaj Modi: In 2007 Dr. Modi founded CTT Pharma. He was the original patent owner of our wafer and has been instrumental in formulating various uses for the wafer. In 2006 he founded Transdermal Tech

Dr. Pankaj Modi, MD, PhD is a clinician and research scientist with experience in numerous medical areas. He is founder and president of NeoMed Chemotherapeutics Corp, which is developing a cancer treatment option, founder and president of Transdermal Corp, a dermatological specialty products company, co-founder and president of SoftTouch Corp, which developed a minimally invasive micro-needle device for injectable drugs, and founder and president of Photodyne Therapeutics Corp, which developed a novel dermatological therapy. Dr. Modi was founder, director and VP, Research and Development, of Generex Biotechnology Corp, until 2005, which developed a spray formula for use in the treatment of diabetes.

Previously, Dr. Modi gained 11 years of clinical experience conducting numerous large-scale clinical studies for FDA approvals in areas including diabetes, thrombolysis, management of various skin diseases and aesthetic cosmetic dermatology. He holds more than 25 US and Canadian patents and more than 280-plus world patents on stabilized compositions, photosensitizer compounds, a topical anesthetic formulation, pharmaceutical compositions, devices and methods and drug and vaccine delivery systems. Dr. Modi has obtained FDA approval for 13 drugs successfully over the past five years and currently has seven applications in process. Among the seven pending FDA approvals are five novel wound healing formulations and devices and two generic drugs to treat diabetes.

Dr. Modi is an adjunct professor of Internal Medicine at OVC, University of Guelph, Canada; Instituto de Endocrinologia Metabolismo y Reproduction, SA, Ecuador; Universidad de Buenos Aires (UBA); Sociedad Argentina de Medicina Interna General, Cruz Roja Boliviana; Associação Médica Brasileira; Centro Universitario de Ciencias de la Salud, Mexico; and Facultad de Salud Pública y Nutrición, Universidad Autónoma de Nuevo León, Universidad Nacional de Asunción, UNA, Spain.

Dr. Pankaj Modi received his M.D. in internal medicine (diabetology) from the Instituto de Endocrinologia Metabolismo y Reproduction, SA/University of Florida and completed a post-doctoral fellowship in neuroscience at McMaster University in Hamilton, Canada. He earned a Ph.D. in chemistry, biochemistry and biomedical sciences from the University of Toronto, a M.S. in chemical engineering (polymer science) from New York University (formerly Brooklyn Polytechnic) and a B.Sc. in chemistry, biology and physics from the University of Bombay in India.

A Fellow with the Royal College of Medicine, UK, Dr. Modi is a member of the American Diabetes Association, American Endocrinology Society, American Pain Society, American Dermatological Association, Associação Médica Brasileira and Sociedad Argentina de Medicina Interna General. He received faculty teaching awards three years in a row and was awarded Best Researcher by Movement Disorders and Psychiatry, McMaster University, Canada.

Dr. Allen Greenspoon, MD

Dr. Greenspoon has been a practicing physician specializing in obstetrics and occupational health for over 25 years working in Hamilton, Ontario. He has been conducted multiple clinical research studies related diabetes, lipids (cholesterol) management, dermatology, obesity, oncology related research and cardiovascular diseases He is the founder of Wellington@Work and the owner of Wellington Medical Centre. He also serves as a director of several privately held biotech companies.

Dean Hanisch: Mr. Hanisch has over 15 years experience in business and finance. He has worked for and served as a consultant to several public companies. Since October 2012 he has worked for Steenberg Financial as a consultant for the Company’s North American brokerage services. Steenberg concentrates in mergers and acquisitions. From 2012 to 2013 he served as the Interim chief executive officer for Mazorro Resources, an exploration stage mining company. From 2006 through 2011 he served as the Director of Business Development and Strategy for Paramount Gold and Silver Corp,. an exploratory stage mining company trading on the NYSE (PZG), TSX (PZG) and Deutsche Borse (P6G). From 2001-2005 he served as president of Titan Consulting Group. a professional service firm. Frin 1995 to 2001 her served as the managing partner of HT Search Company LTD., a permanent staffing company. Mr. Hanisch attended Carleton University and received a degree in finance from Algonquin College.

Involvement in Certain Legal Proceedings:

During the past seven years:

            1. None of our officers or directors has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

            2. None of our officers or directors has been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such officer or director from engaging in any activity in connection with the purchase or sale of securities or in connection with any violation of federal or state securities laws or federal commodities laws;

            3. None of our officers or directors has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority.

            4. None of our officers or directors has been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities laws; or.

            5. None of our officers or directors has been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization

EXECUTIVE COMPENSATION

There has been no compensation awarded to, earned by, or paid by the Company to its principal executive officer or any other executive officers or directors during the fiscal years ended December 31, 2013 or 2012.

There is currently no agreement in place for the payment of any salaries to any of our new officers or directors. We anticipate that our officers will not receive any cash compensation until such time as the Company secures additional financing or generates revenues from the sale of its Wafers. However, officers and directors may be awarded stock awards and stock options.

Our Compensation Policy:

The Board of Directors is responsible for establishing, implementing and monitoring the policies governing compensation for executives. Officers may be members of the Board of Directors and are able to vote on matters of compensation. There is no independent compensation committee.

In determining a compensation package for our officers, the Board will take into consideration the Company’s overall remuneration strategy and, where information is available, verifying the appropriateness of existing remuneration levels using external sources for comparison; (ii) comparing the nature and amount of the Company’s directors’ and executive officers’ compensation to performance against goals set for the year while considering relevant comparative information, independent expert advice and the financial position of the Company; (iii) ensuring maximum shareholder benefit from the retention of high quality board and executive team members; (iv) considering nominees for independent directors of the Company; and (v) planning for the succession of directors and executive officers of the Company, including appointing, training and monitoring senior management to ensure that the Board of Directors and management have appropriate skill and experience.

The executive employment market in general is very competitive due to the number of companies with whom we compete to attract and retain executive and other staff with the requisite skills and experience to carry out our strategy and to maintain compliance with multiple Federal and State regulatory agencies. Many of these companies have significantly greater economic resources than our own. The Board has recognized that compensation packages must be able to attract and retain highly talented individuals that are committed to the Company’s goals and objectives, without at this time paying cash salaries that are competitive with some peers that have greater economic resources. The Company’s compensation structure is weighted towards equity compensation in the form of stock awards and options to acquire common stock, which the Board believes motivates and encourages executives to pursue strategic opportunities while managing the risks involved in our current business stage, and aligns compensation incentives with value creation for our shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Company has recorded obligations to its shareholders that are non-interest bearing or bear interest rates below equivalent market rates. Further, directors and shareholders of the Company have paid professional fees and operating expenses on behalf of the Company. These amounts are not expected to be repaid and have been recorded as a contribution to surplus.

Director Independence

We currently have no “independent” directors. At some point in the future, it is anticipated that we will appoint additional directors who are considered independent. We have not decided, however, what independence standard will be used to make this determination. We hope that the addition of independent directors to the Board will help us better oversee and manage risk.

LEGAL PROCEEDINGS

The Company has been named in a lawsuit filed by Windale Properties in the amount of CDN$19,781. The claim is the result of termination of leased premises in Oakville, Ontario prior to the expiry of the lease. The case has been inactive for over two years. If Windale Properties does continue to pursue the case, management does not believe that any judgment will have a materially adverse impact on the Company’s operations.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQB the under the symbol “MDST”. Trading in our common stock in the over-the-counter market has been very limited and the quotations set forth below are not necessarily indicative of actual market conditions. The high and low sales prices for our common stock for the prior two fiscal years and for the six months ended June 30, 2014 according to OTC Markets Group Inc., were as follows:

Quarter Ended:	High	Low

December 31, 2011	$0.85	$0.36
March 31, 2012	$1.20	$0.08
June 30, 2012	$0.20	$0.08
September 30, 2012	$0.09	$0.04
December 31, 2012	$0.05	$0.03
March 31, 2013	$0.12	$0.00
June 30, 2013	$0.04	$0.01
September 30, 2013	$0.03	$0.01
December 31, 2013	$0.03	$0.01
March 31, 2014	$0.03	$0.01
June 30, 2014	$.02	$0.01

Record Holders

As of June 30, 2014, there were 324 stockholders of record holding our common stock, which does not include an undetermined number of beneficial stockholders who hold their shares in “street name” through a brokerage or other institution. Also at June 30, 2014 there were 35,184,737 shares of common stock issued and outstanding. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

Dividends

We have not declared any cash dividends since inception and do not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit our ability to pay dividends on common stock other than those generally imposed by applicable state law.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth below under “Item 3.02” of this current report, which disclosure is incorporated herein by reference.

DESCRIPTION OF SECURITIES

We are authorized to issue 200 million shares of common stock, par value $0.0001 of which 184,368,022 shares of common stock are issued and outstanding.

Common Stock

After the requirements with respect to preferential dividends of preferred stock, if any, will have been met and after we comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be required by Delaware statutes, then, but not otherwise, the holders of our common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors without distinction as to series.

After distribution in full of any preferential amount to be distributed to the holders of preferred stock, if any, in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of this company, the holders of the common stock will be entitled to receive all of our remaining assets, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of common stock held by each without distinction as to series.

Except as may otherwise be required by law or our articles of incorporation, in all matters as to which the vote or consent of our stockholders is required to be taken, including any vote to amend our articles of incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences, or special rights of any class or series of stock, the holders of the common stock will have one vote per share on all such matters and will not have the right to cumulate their votes for any purpose.

Generally

The board of directors will have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock having par value will not be less than such par value. Shares so issued, for which the full consideration determined by the board of directors has been paid to us, will be fully paid stock, and the holders of such stock will not be liable for any further call or assessments thereon.

Unless otherwise provided in the resolution of the board of directors providing for the issue of any series of preferred stock, no holder of shares of any class or of any security or obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class, whether now or hereafter authorized, will, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware Statutes (“NRS”) provides that a director or officer will not be individually liable for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Corporate law in Delaware permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director has not acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Delaware law also permits a corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation.

The statutes provide that a Delaware corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

We may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was our director or officer, or who is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by the Nevada Revised Statutes as such statutes may be amended from time to time.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that such director, officer or controlling person asserts a claim for indemnification against the company in connection with a successful defense of any action, we reserve the right to submit to a court of appropriate jurisdiction the question of whether such indemnification by the company is against public policy as expressed in the Securities Act. ECI will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 3.02 Unregistered Sales of Equity Securities.

RECENT SALES OF UNREGISTERED SECURITIES

On May 20, 2014, we issued 15,783,332 units at a price of US$0.015 per unit for total proceeds of US$236,750. Each unit consisted of one common share and one half of a share purchase warrant. Each whole warrant entitles the holder to purchase one common share at a price of $0.0175 until December 31, 2016.

In addition, on May 20, 2014, Nubian Gold Corporation converted $100,000 of debt owed to our former chief executive officer, Gregory Bowes, into 10,000,000 common shares of the Company at a price of $0.01 per share.

Pursuant to the Share Exchange Agreement described in “Item 2.01” we issued a total of 140,738,948 shares of our common stock to the stockholders of CTT Pharma in exchange for shares representing 100% of the issued and outstanding common stock of CTT Pharma.

In addition, we issued 8,444,337 we issued Capital Financial shares of our common stock. The shares of stock were issued pursuant to a Finder’s Fee agreement entered into between CTT Pharma and Capital Financial. These shares would have otherwise been issued to the Mindesta shareholders but for CTT’s Finder’s Fee obligation to Capital Financial.

The securities were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder. These issuances of securities did not involve a “public offering” based upon the following factors: (i) each of the issuances of the securities was a private transaction; (ii) a limited number of securities were issued to a limited number of offerees; (iii) there was no public solicitation; (iv) each of the offerees is an accredited investor; (iv) the investment intent of the offerees; and (v) the restriction on transferability of the securities issued.

We have issued shares of our common stock for services rendered, capital formation and corporate acquisitions. We relied on the exemptive provisions of Section 4(2) of the Securities Act. We have also offered shares pursuant to the exemptive provisions of Regulation S.

With respect to the sale of the securities identified above, we relied on the exemptive provisions of Section 4(2), Regulation S or Section 3(a) 10 of the Securities Act of 1933, as amended.

  At all times relevant the securities were offered subject to the following terms and conditions:

  The sale was made to a sophisticated or accredited investor, as defined in Rule 502 or were issued pursuant to a specific exemption;

  we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

  at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2; and

  neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising.

F. Purchases of Equity Securities.

None.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Share Exchange Agreement at closing the following individuals were appointed as officers and directors of the Company:

Dr. Pankaj Modi
Dr. Allen Greenspoon
Dean Hanisch

For certain biographical and other information regarding the newly appointed executive officer and directors, see the disclosure under “Item 2.01” of this report, which disclosure is incorporated herein by reference.

At the time of Closing, Gregory Bowes tendered his resignation as an officer and director of the Company. There was no disagreement between Mr. Bowes and the Company regarding its operations or financial disclosure.

Item 5.06 Change in Shell Company Status.

As the result of the transactions effected by the closing of the Exchange Agreement, as described above under “Item 2.01” of this current report, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934. The disclosure in “Item 2.01” is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a) Financial statements of business acquired.

The following are filed as Exhibit 99.1 to this current report and are incorporated herein by reference:

  Balance Sheet at February 28, 2014 and 2013 (audited)
  Statement of Operations and Comprehensive Loss for the Years Ended February 2014, 2013 and 2012 (audited)
  Statement of Cash Flows For the Years ended February 28, 2014, 2013 and 2012 (audited)
  Statement of Stockholder Deficiency (audited)
  Notes to Audited Financial Statements (audited)

The following quarterly financial statements are included herewith

  Balance Sheet at May 31, 2014 and 2013 (unaudited)
  Interim Condensed Statement of Operations and Comprehensive Loss for the Three Month Period Ended May 31, 2014 and 2013 (unaudited)
  Interim Condensed Statements of Cash Flows For the Three Month Period Ended May 31, 2014 and 2013(unaudited)
  Interim Condensed Statements of Stockholders’ Deficiency (unaudited)
  Notes to Financial Statements (unaudited)

(b) Pro forma financial information.

The Unaudited Pro Forma Financial Statements of Mindesta, Inc.

(c) Shell Company Transactions.

Reference is made to the disclosure set forth in Items 9.01(a) and 9.01(b), which disclosure is incorporated herein by reference d) Exhibits.

Exhibit No.	Description

10.1	Share Exchange Agreement between the Company and CTT Pharmaceuticals Inc.

21.1	Subsidiaries

99.1	Financial Statements of CTT Pharmaceuticals Inc.

99.2	Unaudited Pro Forma Financial Statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDESTA , INC.

Date: September 11, 2014	By: /s/ Pankaj Modi
Pankaj Modi
Chief Executive Officer